Exhibit 99.1 Barclays CEO Energy-Power Conference September 9, 2020

Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: the COVID-19 pandemic and related economic repercussions that have resulted, and may continue to result, in a decrease in the price of and demand for oil, which has caused, and may continue to cause, a decrease in the demand for our services; expected cost synergies and other benefits of the merger (the “Merger”) of the entity formerly known as Bristow Group Inc. (“Old Bristow”) and Era Group Inc. (“Era”) might not be realized within the expected time frames, might be less than projected or may not be realized at all; the ability to successfully integrate the operations, accounting and administrative functions of Era and Old Bristow; managing a significantly larger company than before the completion of the Merger; diversion of management time on issues related to integration of the companies; the increase in indebtedness as a result of the Merger; operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees and customers, may be greater than expected; our reliance on a limited number of customers and the reduction of our customer base as a result of bankruptcies or consolidation; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record and level of reliability; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopters; the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of aviation service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a limited number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of used helicopters and parts; information technology related risks; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; risks associated with significant increases in fuel costs; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s joint proxy and consent solicitation statement/prospectus (File No. 333-237557), filed with the United States Securities and Exchange Commission (the “SEC”) on May 5, 2020 and the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2020, which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in our filings with the SEC, all of which are accessible on the SEC’s website at www.sec.gov. 2

Non-GAAP Financial Measures Reconciliation • This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period and noted in the applicable reconciliation. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. • A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, and net debt is included in this presentation. • Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude professional services fees and other costs paid in relation to the Merger, fresh-start accounting and the Chapter 11 Cases. Neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP. Management believes that the use of Adjusted Free Cash Flow is meaningful as it measures the Company’s ability to generate cash from its business after excluding cash payments for special items. Management uses this information as an analytical indicator to assess the Company’s liquidity and performance. However, investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. 3

Safety Note • Safety is Bristow’s most important core value and highest operational priority • Robust safety management system (SMS) . With third-party accreditation resulting from numerous external audits • Bristow’s fleet is configured with the latest safety equipment • Bristow is a founding member of HeliOffshore, an industry association focused on safety, now with over 100 members from all regions of the world 4

Why Invest in Bristow? Global Leader in Diverse Customer Offshore Helicopter Base and End Operations Markets Meaningful Value Well Positioned for Enhancement from Additional Strategic Achievement of Opportunities Cost Synergies Strong Balance Sheet with Robust Free Cash Flow Generation 5

Global Leadership Position in Helicopter Industry • Bristow and Era merged on June 11, 2020, forming a Revenue by Region(1) larger, more diverse industry leader . Bristow was the accounting acquirer Asia Pacific 6% . The June quarter included 19 days of operating Africa 12% results from legacy Era Group Inc. . Prior periods only include operating results of legacy Bristow Group Inc. Americas Europe 33% 49% • Bristow remains headquartered in Houston, TX and publicly traded on the NYSE (Ticker: VTOL) • Pro forma LTM revenues of $1.4bn(1) • Global leader in offshore oil and gas personnel Aircraft Fleet(3) transportation, with significant end market diversification from government services contracts AW189 Fixed Wing 6% including UK SAR 5% • 3,464 employees, including 970 pilots and 985 Light Twin S92 6% 26% mechanics(2) • Diverse fleet of 297 aircraft(3) Single Engine 297 . Mostly owned (>80%) with attractive lease rates 16% on the balance of the fleet AW139 21% (1) Reflects pro forma 6/30/2020 LTM revenue Other Heavy / (2) As of 6/30/2020 Medium (3) Fleet as of 6/30/20, pro forma for the sale of 10x H225 helicopters 20% 6

Global leader in offshore helicopter operations with significant presence in key regions, supplemented by stable government services revenue stream Global Presence(1) Attractive Geographic Footprint Asia Pacific 6% Africa 12% Americas Europe 33% 49% Trinidad Significant presence in key offshore regions:  U.S. Gulf of Mexico  Norway  United Kingdom  Brazil  Nigeria Bristow Headquarters Operating Presence Dry Lease  Trinidad, Guyana, Suriname (1) Reflects pro forma 6/30/2020 LTM revenue 7

Enhanced Customer and End-Market Diversification Revenue by End-Market(1) Government Services Revenue Other UK SAR and BSEE contracts provide meaningful Fixed Wing 2% 6% diversification from oil price volatility . In April 2015, Bristow began its UK SAR Government UK SAR operations with a contractual term of 8 – 10 years Services Contract and potential extension options 18% Overview . 10 bases and 21 SAR-equipped heavy helicopters . Generates significant EBITDA and cash flow UK SAR Flight Hours, Oil and 15% Monthly Gas Revenue Standing 74% Structure Charge (MSC), 85% Attractive mix of oil and gas customers with long-term relationships, and diversified end-market exposure with significant government services revenue (1) Reflects LTM 6/30/2020 metrics. Government Services includes UK SAR and BSEE contracts. 8

Substantial and Highly Achievable Cost Synergies Identified

G&A Savings

+

Fleet Cost Savings

+

Other OpEx Savings

=

+$45 Million Annual Run-Rate Savings

- ✓ Elimination of redundant corporate expenses
- ✓ Realization of operational efficiencies in the U.S. Gulf of Mexico
- ✓ Optimization of aircraft maintenance programs and fleet utilization
- ✓ Synergies expected to be realized in ~12 to 24 months


Bristow Headquarters
Bristow Base
Legacy Era Headquarters
Legacy Era Base
Mobile, AL
Houston, TX
Galveston, TX
Bay City, TX
Lake Jackson, TX
Lake Charles, LA
Abbeville, LA
New Iberia, LA
New Orleans, LA
Schriever, LA
Houma, LA
Galliano, LA
Galliano (SAR), LA
Fourchon, LA
Venice, LA

As of July 30th, synergy projects representing ~$16 million of annualized run-rate savings have been completed

Bristow

TARGET ZERO

9

Strong Balance Sheet and Financial Flexibility • Total available liquidity as of June 30, 2020 was approximately $300 million . $260 million in unrestricted cash balances . $39 million of remaining availability under the Company’s ABL facility • Net debt of $440 million as of June 30, 2020 • Bristow generated $26 million of adjusted free cash flow in the three months ended June 30, 2020 • All of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits of $2 million Pro Forma Annual Run-Rate LTM Adj. EBITDA(1) Synergies $172mm +$45mm (1) See page 16 for reconciliation of LTM Adjusted EBITDA excluding Asset Dispositions. Includes de minimis synergies for 19-day period post-merger 10

Financial Strength Strong Free Cash Flow Generation Highly Achievable Cost Synergies (+$45mm Annual Savings) No Firm Capital Commitments Limited Near-term Debt Maturities Strong Balance Sheet & Liquidity (~$300mm of Total Liquidity) 11

Current Equity Market Capitalization If it was included in the OSX index, Bristow would have the 11th largest equity market capitalization (1) Market capitalization as of 9/8/2020 12

Appendix 13

Fleet Overview (1) Number of Aircraft Operating Aircraft Owned Aircraft Leased Aircraft Aircraft Held For Sale Consolidated Aircraft Heavy Helicopters: S-92A 35 32 — 67 S-92A U.K. SAR 3 7 — 10 H225 2 — — 2 AW189 6 1 — 7 AW189 U.K. SAR 11 — — 11 57 40 — 97 Medium Helicopters: AW139 53 8 — 61 S-76 C+/C++ 40 — — 40 S-76D 10 — — 10 B212 3 — — 3 B412 — — 2 2 106 8 2 116 Light—Twin Engine Helicopters: AW109 6 — — 6 EC135 10 — — 10 BO 105 2 — — 2 18 — — 18 Light—Single Engine Helicopters: AS350 17 — — 17 AW119 13 — — 13 B407 19 — — 19 49 — — 49 Fixed wing 7 5 3 15 UAV — 2 — 2 Total 237 55 5 297 (1) Fleet as of 6/30/20, pro forma for the sale of 10x H225 helicopters 14

Strong Balance Sheet and Liquidity Position June 30, 2020 Amount Rate Maturity ($ in mm)  Bristow has $260mm(1) of Cash and Cash Equivalents$ 260 unrestricted cash and total liquidity of $300mm(1) ABL ($75mm) (2) - L+250 bps Apr-23 PK Air Debt 215 L+500 bps Jan-25  Barclays has committed to a new Macquarie Debt 157 L+535 bps Mar-23 $5mm LILO tranche that will Lombard Debt (BULL) 87 L+225 bps Dec-23 increase the total ABL size to Lombard Debt (BALL) 72 L+225 bps Jan-24 $80mm, which in conjunction with Promissory Notes 17 L+181 bps Dec-20 merger-related enhancements to Airnorth Debt 8 L+285 bps Apr-23 the borrowing base and changes Other Debt - to the availability definition will Total Secured Debt$ 556 further enhance liquidity 7.75% Senior Unsecured Notes 144 7.75% Dec-22 Total Debt$ 700 (Less): Cash 260 Net Debt$ 440 (1) Balances reflected as of 6/30/2020 (2) As of 6/30/2020, the ABL had $10mm in letters of credit drawn against it and $39mm of remaining availability 15

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA reconciliation ($000s)	Bristow Group Inc. LTM 6/30/2020	Era Group Inc. 7/1/2019 - 6/11/2020	Legacy Era 6/12/2020 - 6/30/2020	Pro Forma LTM 6/30/2020
Net income (loss)	$ (452,335)	$ (28,218)	$ (4,305)	$ (484,858)
Depreciation and amortization	83,677	35,974	443	120,094
Interest expense	136,669	13,070	749	150,488
Income tax expense (benefit)	(38,986)	(3,835)	508	(42,313)
EBITDA	(270,975)	16,991	(2,605)	(256,589)
Special Items[1]	413,026	22,293	2,502	437,821
Adjusted EBITDA	142,051	39,284	(103)	181,232
Losses (gains) on asset dispositions, net	(5,095)	(3,674)	5	(8,764)
Adjusted EBITDA excluding asset dispositions	$ 136,956	$ 35,610	$ (98)	$ 172,468

(1) Special items ($000s)				
Loss on impairment	$ 90,925	$ 2,551	$ -	$ 93,476
Merger-related costs	21,433	18,933	2,317	42,683
PBH intangible amortization	20,453	809	185	21,447
Organizational restructuring costs	555,009	-	-	555,009
Early extinguishment of debt fees	615	-	-	615
Change in fair value of preferred stock derivative liability	(199,556)	-	-	(199,556)
Bargain purchase gain	(75,433)	-	-	(75,433)
Loss on sale of subsidiaries	(420)	-	-	(420)
	$ 413,026	$ 22,293	$ 2,502	$ 437,821

Bristow

TARGET ZERO

16

Reconciliation of Free Cash Flow Three months ended Successor Predecessor ($000s) June 30, 2020 March 31, 2020 June 30, 2019 Net cash provided by (used in) operating activities $ (6,866) $ 3,932 $ (36,762) Plus: Proceeds from disposition of property and equipment 11,665 13,640 3,204 Less: Purchases of property and equipment (2,849) (3,973) (7,439) Free Cash Flow $ 1,950 $ 13,599 $ (40,997) Plus: Merger-related costs 19,743 1,980 — Plus: Organizational Restructuring Costs 4,176 8,574 19,084 Adjusted Free Cash Flow $ 25,869 $ 24,153 $ (21,913) 17